Exhibit 99.1

JOI NT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13G dated October 6, 2008 with respect to the shares of Common Stock of Star Bulk Carriers Corp. and any further amendments thereto executed by each and any of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

Dated: October 6, 2008

RAMIUS CREDIT OPPORTUNITIES MASTER FUND LTD
By: Ramius Advisors, LLC,
       its investment advisor

RAMIUS HEDGED EQUITY MASTER FUND LTD
By: Ramius Advisors, LLC,
       its investment advisor

RCG PB, LTD.
By: Ramius Advisors, LLC,
       its investment advisor

RAMIUS LLC
By: C4S & Co., L.L.C.,
       as managing member

RAMIUS ENTERPRISE MASTER FUND LTD By: Ramius Advisors, LLC, its investment manager RAMIUS ADVISORS, LLC By: Ramius LLC, its sole member C4S & CO., L.L.C.

By:	/s/ Jeffrey M. Solomon
	Name:	Jeffrey M. Solomon
	Title:	Authorized Signatory

/s/ Jeffrey M. Solomon
JEFFREY M. SOLOMON
Individually and as attorney-in-fact for Peter A. Cohen, Morgan B. Stark and Thomas W. Strauss